UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2020

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVCO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2020, Avalon GloboCare Corp. (the “Company”) entered into (i) a Letter Agreement with Dr. David Jin, Chief Executive Officer of the Company, pursuant to which the term of Dr. Jin’s Executive Employment Agreement entered between the Company and Dr. Jin dated December 1, 2016 was extended an additional three years and granted Dr. Jin a Stock Option to acquire 400,000 shares of common stock at an exercise price of $1.52 per share for a period of ten years, (ii) a Letter Agreement with Meng Li, Chief Operating Officer of the Company, pursuant to which the term of Ms. Li’s Executive Employment Agreement entered between the Company’ subsidiary and Ms. Li dated January 11, 2017 was extended an additional three years and granted Ms. Li a Stock Option to acquire 300,000 shares of common stock at an exercise price of $1.52 per share for a period of ten years and (iii) a Letter Agreement with Luisa Ingargiola, Chief Financial Officer of the Company, granting Ms. Ingargiola a Stock Option to acquire 400,000 shares of common stock at an exercise price of $1.52 per share for a period of ten years. Further, on February 19, 2020, the Board of Directors of the Company approved an increase in the number of shares of common stock to be acquired pursuant to option grants for all independent Directors from 50,000 shares to 80,000 shares annually going forward, which shall vest at the rate of 20,000 shares under such option per quarter.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement by and between Avalon GloboCare Corp. and David Jin dated February 20, 2020

10.2	Letter Agreement by and between Avalon GloboCare Corp. and Meng Li dated February 20, 2020

10.3	Letter Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola dated February 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: February 24, 2020	By:	/s/ Luisa Ingargiola
		Name:	Luisa Ingargolia
		Title:	Chief Financial Officer

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